UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2025

AMICUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33497	71-0869350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47 Hulfish Street, Princeton, New Jersey 08542

(Address of Principal Executive Offices, and Zip Code)

609-662-2000

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Par Value $0.01	FOLD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Dimerix License Agreement

On April 30, 2025, Amicus Therapeutics, Inc. (“Amicus”) entered into a License Agreement, effective May 1, 2025 (the “Agreement”) with Dimerix Bioscience Pty Ltd. (“Dimerix”), pursuant to which, among other things, Dimerix granted Amicus the exclusive rights to develop, manufacture, and commercialize Dimerix’s small molecule inhibitor of the chemokine receptor 2 (CCR2) drug candidate known as DMX-200, and other related compounds, and products containing DMX-200 and other licensed compounds, in the United States for Focal Segmental Glomerulosclerosis (“FSGS”) and other indications.

Under the Agreement, Dimerix will continue to fund and execute the current and ongoing pivotal Phase 3 study for DMX-200 for FSGS. Dimerix and Amicus will collaborate with respect to regulatory matters relating to licensed products in the United States pursuant to the Agreement, with Amicus being responsible for submitting New Drug Applications (“NDAs”) for licensed products (including the NDA for DMX-200 for FSGS) in the United States and thereafter controlling, in collaboration with Dimerix, all regulatory matters in the United States for licensed products. Amicus is obligated to use commercially reasonable efforts to develop licensed products for indications beyond FSGS and to initiate clinical development in at least one indication other than FSGS, within an agreed time period after receipt of full regulatory approval of DMX-200 for FSGS in the United States, in order to retain rights to licensed products for all indications. Amicus is also obligated to use commercially reasonable efforts to commercialize licensed products in the United States following receipt regulatory approval and in a manner that is materially consistent with Amicus’s commercialization plan for the licensed products.

Dimerix will manufacture and supply DMX-200 and licensed products for Amicus using its existing third-party contract manufacturing organization under a supply agreement to be negotiated between Dimerix and Amicus following the effective date of the Agreement.

Amicus will grant Dimerix an exclusive license (with the right to sublicense) under certain know-how and patent rights generated through activities conducted by Amicus, its affiliates or sublicensees under the Agreement for Dimerix to use in the development, manufacture, or commercialization of DMX-200 and other licensed products outside of the United States.

Upon the effective date of the Agreement, Amicus will pay to Dimerix an upfront fee of $30 million US dollars. Amicus will also be obligated to pay Dimerix for certain (i) success-based development and regulatory milestones for FSGS of up to a maximum aggregate amount of $75 million US dollars, (ii) regulatory milestones for other indications of up to a maximum aggregate amount of $40 million US dollars and (iii) commercial milestones of up to a maximum aggregate amount of $445 million US dollars.

Amicus is also obligated to pay Dimerix royalties ranging from percentages in the low-teens to low-twenties on net sales of licensed products, subject to certain customary reductions and offsets. These royalties are payable, on a licensed product-by-licensed product basis, until the latest of (i) the expiration of certain patent rights covering the relevant licensed product in the United States, (ii) the expiration of all regulatory exclusivity for such licensed product in the United States, or (iii) an agreed period of time after the first commercial sale of such licensed product in the United States.

From the effective date of the Agreement until a specific period of time after receipt of the first regulatory approval for a licensed product in the United States, neither Amicus nor Dimerix may, directly or indirectly, conduct any clinical development or commercial activities in the United States involving (a) any product for the treatment of FSGS nor (b) any product that antagonizes CCR2 as its primary mechanism of action, other than with respect to a licensed product under the Agreement, and subject to certain exclusions for independent programs of an acquirer of either party that remain segregated following a change of control of the relevant party.

Unless earlier terminated, the Agreement will continue on a licensed product-by-licensed product basis, until there are no more royalty payments owed to Dimerix with respect to such licensed product and Amicus will have a non-exclusive, fully paid-up license after the expiration of the royalty term for a licensed product. Each party may terminate the Agreement in its entirety if the other party remains in material breach of the Agreement following a cure period to remedy the material breach. Amicus may terminate the Agreement in its entirety for convenience and after giving a specified amount of prior notice to Dimerix, but Amicus may not do so for a certain period of time after the effective date of the Agreement, unless the termination is based on the occurrence of a material adverse safety event with respect to a licensed product. Dimerix may additionally terminate the Agreement, subject to a specified cure period, if Amicus challenges any patents licensed to Amicus under the Agreement.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such Agreement. Amicus intends to redact certain portions of the Agreement in accordance with applicable law and expects to file a copy of the Agreement as an exhibit to Amicus’ Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

Blackstone Agreement

On April 28, 2025, Amicus entered into an amendment (the “First Amendment”) to the Loan Agreement, dated October 2, 2023, by and among Amicus as the borrower, certain subsidiaries of Amicus as guarantors, Blackstone Alternative Credit Advisors LP and Blackstone Life Sciences Advisors L.L.C. (collectively, the “Blackstone Representative” and referred to herein as “Blackstone”) and Wilmington Trust, National Association, (the “Agent”) as the agent for certain lenders from time to time party thereto, governing the Company’s $400 million senior secured term loan. Capitalized terms used but not otherwise defined in this Item 1.01 under the heading “Blackstone Agreement” have the respective meanings ascribed to such terms in the Loan Agreement. The Blackstone Agreement was filed as Exhibit 10.1 to Amicus’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2023.

Pursuant to the terms of the First Amendment, Amicus, Blackstone and the Agent have agreed to amend the Loan Agreement to (i) include reference to the obtainment of the Dimerix License Agreement and (ii) revise the Permitted Acquisition Aggregate Consideration Limit to account for the $30 million up-front fee in connection with the Dimerix License Agreement.

A copy of the First Amendment is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the First Amendment is qualified in its entirety by reference thereto.

Item 7.01 – Regulation FD Disclosure.

On April 30, 2025, the Company issued a press release announcing its entry into the Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	First Amendment to Loan Agreement, dated April 28, 2025 by and among Amicus Therapeutics, Inc., certain subsidiaries of Amicus Therapeutics, Inc. from time to time party thereto as Guarantors, Blackstone Alternative Credit Advisors LP, Blackstone Life Sciences Advisors L.L.C., certain lenders from time to time party thereto and Wilmington Trust, National Association, as Agent for the lenders.
99.1	Press Released dated April 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature Page

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: May 1, 2025	By:	/s/ Ellen S. Rosenberg
	Name:	Ellen S. Rosenberg
	Title:	Chief Legal Officer and Corporate Secretary